Exhibit 99.1

HOST MARRIOTT REPORTS RESULTS OF OPERATIONS FOR THIRD QUARTER 2003

BETHESDA, MD; October 15, 2003 – Host Marriott Corporation (NYSE: HMT), the nation’s largest lodging real estate investment trust (REIT), today announced results of operations for the third quarter of 2003. Third quarter results include the following:

•	Total revenue was $760 million and $2,422 million, respectively, for the third quarter and year-to-date 2003 as compared to $777 million and $2,463 million, respectively, for the same periods of 2002.

•	Net loss was $88 million and $136 million, respectively, for the third quarter and year-to-date 2003 as compared to $38 million and $13 million, respectively, for the third quarter and year-to-date 2002. (The net loss includes the cumulative effect of a change in accounting principle relating to SFAS No. 150, discussed on page 11, of $24 million in the quarter and year-to-date 2003.)

•	The Company’s diluted loss per share was $.35 and $.61, respectively, for the third quarter and year-to-date 2003 as compared to diluted loss per share of $.18 and $.15, respectively, for the same periods of 2002.

•	Funds From Operations, or FFO, per diluted share, was $.03 and $.40, respectively, for the third quarter and year-to-date 2003 as compared to $.14 and $.75 per diluted share, respectively, for the third quarter and year-to-date 2002.

•	Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, was $122 million and $487 million, respectively, for the third quarter and year-to-date 2003 versus $153 million and $581 million, respectively, for the same periods of 2002.

FFO per diluted share and Adjusted EBITDA are non-GAAP financial measures within the meaning of the Securities and Exchange Commission, or SEC, rules. See the discussion beginning on page 5 of this press release for additional information on the use of these measures.

Operating Results

Comparable hotel RevPAR for the third quarter declined 2.5% as a result of a 1.5% reduction in average room rate and an occupancy decline of 0.7 percentage points compared to the same period in 2002. Year-to-date comparable hotel RevPAR declined 5.6% with a decline in room rate of 2.6% and a decrease in occupancy of 2.2 percentage points compared to the same period in 2002. The Company’s earnings and FFO per diluted share include certain unusual items described on page 20.

Christopher J. Nassetta, president and chief executive officer, stated, “Our results for the third quarter were generally in line with expectations, with RevPAR at the higher end of our range and margins at the lower end. Our RevPAR results have clearly improved over the first half of the year. Further improvement should occur in 2004, as lodging demand benefits from a strengthening economy and levels of new supply continue to decline.”

Acquisitions and Dispositions

The Company recently announced that it has signed an agreement to acquire the 806-room Hyatt Regency Maui Resort and Spa, a premier luxury resort hotel in Hawaii for $321 million, or $398,000 per room. In addition to increasing the geographic diversity of the portfolio, the hotel benefits from extremely high barriers to entry for new supply. The acquisition is consistent with Host Marriott’s strategy of acquiring high quality properties in difficult to duplicate locations. The purchase is subject to customary closing conditions and is expected to close by year-end.

“We are pleased with the pending acquisition of the Hyatt Regency Maui. It will be the Company’s first property in Hawaii, a market that should continue to perform well. We are continuing to pursue additional acquisitions that are consistent with our target profile of upscale and luxury properties in markets with significant barriers to entry,” said James F. Risoleo, executive vice president, acquisitions and development.

Balance Sheet

As of September 12, 2003, the Company had $547 million in cash on hand and $250 million of availability under its credit facility. The Company does not believe that it will need to borrow under the credit facility for the remainder of 2003.

During August 2003, the Company issued 27.5 million shares of common stock for net proceeds of $251 million, which will be used to partially fund the purchase of the Hyatt Regency Maui.

Also in August, the Company entered into two, four-year interest rate swap agreements, which mature October 2007, effectively converting its $242 million Series G senior notes to floating rate debt. The Company also redeemed $71 million of its Series A senior notes using the proceeds from the sale of three non-core properties. In September, we refinanced the $95 million mortgage debt secured by the JW Marriott Hotel in Washington, D.C. with an $88 million floating-rate mortgage loan. The effect of these transactions is that the Company’s total fixed rate debt has been reduced from 90% to 84%.

W. Edward Walter, executive vice president and chief financial officer, stated, “The combination of our equity issuance, which will facilitate the acquisition of the Hyatt Regency Maui, the senior notes redemption, the swap transaction and the mortgage refinancing have furthered our progress toward reducing our leverage and adding flexibility to our balance sheet.”

2003 Outlook

The Company’s updated guidance for RevPAR for full year 2003 is for a decline of approximately 4% to 5% and fourth quarter RevPAR of flat to down 2.5%. Based upon this guidance, the Company estimates the following for full year 2003:

•	Diluted loss per share should be approximately $.75 to $.71;

•	Net loss should be approximately $174 million to $160 million;

•	FFO per diluted share should be approximately $.62 to $.66; and

•	Adjusted EBITDA should be approximately $715 million to $730 million.

Although the Company has more than adequate liquidity, based upon the current forecast, the Company believes that it is unlikely that a fourth quarter 2003 dividend will be paid on its preferred or common shares due to limitations in the Company’s senior notes indenture and credit facility, both of which restrict the Company’s ability to pay dividends when the Company’s EBITDA to interest coverage ratio (as defined in our senior notes indenture) is below 2.0 to 1.0.

This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; threats of terrorism that affect travel patterns and demand for hotels; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes. For further information regarding risks and uncertainties associated with our business, please refer to the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of October 14, 2003 and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Host Marriott is a Fortune 500 lodging real estate company which currently owns or holds controlling interests in 120 upscale and luxury hotel properties primarily operated under premium brands, such as Marriott, Ritz-Carlton, Hyatt, Four Seasons and Hilton. For further information, please visit the Company’s website at www.hostmarriott.com.

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HOST MARRIOTT CORPORATION

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

The Company

Host Marriott Corporation, herein referred to as we or Host Marriott, is primarily the owner of hotel properties. We operate as a self-managed and self-administered real estate investment trust, or REIT. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Marriott, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host Marriott and Host LP, the primary difference is the 8% partnership interests of Host LP held by outside partners as of September 12, 2003, which is reflected as minority interest in our balance sheet and minority interest expense in our statement of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are different from measures calculated and presented in accordance with generally accepted accounting principles, or GAAP, within the meaning of applicable SEC rules. They are as follows: (i) Funds From Operations per diluted share, (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Results. The following discussion defines these terms and presents why we believe they are useful measures of our performance.

FFO per Diluted Share

The National Association of Real Estate Investment Trusts, or NAREIT, defines Funds From Operations, or FFO, as net income (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented on a per share basis after making adjustments for the effects of dilutive securities. We use FFO per diluted share as a measure of our performance because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, because real estate values have historically risen or fallen with market conditions, most industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be less informative. NAREIT adopted the definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. Accordingly, as a member of NAREIT, we have adopted FFO per share as a measure to evaluate our performance in comparison to our peer group in NAREIT, substantially all of which use the same measure. We believe that the presentation of FFO per diluted share provides useful information to investors regarding our results of operations because it is a better measure of our operating performance. In addition, it facilitates comparisons between us and other REITs, including when making investment decisions. FFO per diluted share is also used by the Compensation Policy Committee of the Board of Directors to establish criteria for performance-based compensation and in the annual budget process.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization, or EBITDA, is a commonly used measure of performance in many industries which management believes provides useful information to investors regarding our results of operations. EBITDA helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to provide a baseline when evaluating hotel results. Management also uses EBITDA as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

Management has historically adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain recurring items described below is necessary to provide the most accurate measure of the performance of our investment portfolio and to more fully reflect the ongoing value of the company as a whole. We adjust EBITDA for the following items and refer to this measure as Adjusted EBITDA:

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

•	Gains and Losses on Dispositions and Related Debt Extinguishments – We exclude the effect of the gains and losses recorded on the disposition of assets and the related debt extinguishments because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the assets disposed of, and the related debt extinguishments could be less important to investors, given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•	Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships because we believe that including them in EBITDA does not reflect the impact of the minority interest position on our performance because these amounts effectively include our minority partners’ pro-rata portion of depreciation, amortization and interest expense, which are excluded from EBITDA. However, we believe that the cash distributions paid to minority partners is a more relevant measure of the effect of our minority partner’s interest on our performance, and we have included the effect of these cash distributions in the calculation of Adjusted EBITDA.

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures because our percentage interest in the earnings (losses) does not reflect the impact of our minority interest position on our performance and these amounts effectively include our pro-rata portion of depreciation, amortization and interest expense, which are excluded from EBITDA. However, we believe that cash distributions we receive are a more relevant measure of the performance of our investment and, therefore, we include the cash distributed to us from these investments in the calculation of Adjusted EBITDA.

•	Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect actual performance of the company for that period. As a result of our adoption of SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” or SFAS No. 150, beginning in the third quarter of 2003, we have recorded a one-time adjustment to show the cumulative effect of the change in fair value of certain minority partner interests in our consolidated partnerships. See page 11 for a further discussion of SFAS No. 150 and its effect on the financial statements.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

FFO per diluted share, as presented, may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations, or any other operating performance measure prescribed by GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include disclosure of our interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to shareholders’ benefit.

Comparable Hotel Results

We present certain operating results and statistics for the periods included in this report on a comparable hotel basis. We define our comparable hotels as full-service properties (i) that are owned or leased by us and the operations of

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

which are included in our consolidated results, (ii) for which we reported operating results throughout the reporting periods being compared, and (iii) that have not sustained substantial property damage or undergone large-scale capital projects during the reporting periods being compared. We consider 116 of our portfolio of 120 full-service hotels to be comparable hotels for the periods presented in this quarterly report. The operating results of the following hotels that we own as of September 12, 2003 are excluded from comparable hotel results:

•	the New York Financial Center Marriott (substantially damaged in the September 11, 2001 terrorist attacks and re-opened in January 2002);

•	the Boston Marriott Copley Place (acquired in June 2002);

•	The Ritz-Carlton, Naples Golf Resort (opened in January 2002); and

•	The JW Marriott, Washington, D.C. (consolidated in our financial statements in the second quarter of 2003).

During 2003, we sold the Ontario Marriott, the Norfolk Waterside Marriott, the Oklahoma City Waterford Marriott and the Palm Beach Gardens Marriott. For this reason, the operating results of these hotels are also not included in our comparable hotel results.

In addition to excluding non-comparable full-service properties, our comparable hotel operating results reflect the following adjustments:

•	comparable hotel results exclude operating results for our non-hotel properties and our leased limited-service hotels;

•	the revenues and expenses at our comparable hotel properties have been adjusted so that the comparable results include the same number of days of operations between years (see Reporting Periods below); and

•	we exclude depreciation and amortization and corporate and other expenses from operating profit as presented in our statements of operations.

We believe that the comparable hotel results are useful measures of our performance that help us and our investors evaluate the ongoing operating performance of our hotels and facilitate comparisons with other REITs and hotel owners. Because the results are for comparable properties, they present results without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during the relevant periods. This allows management and investors to measure performance of the full-service hotels we owned during the entirety of the periods being compared. In addition, because the results exclude non-cash expenses and corporate-level costs and expenses such as general administrative costs, management believes they are a useful measure of the core performance of our full-service hotel properties. For this reason, management also uses these results for internal budgeting purposes and in making decisions on whether to acquire or dispose of hotel properties.

While these measures are based on GAAP, costs such as depreciation and amortization, income taxes, interest expense, corporate expenses, and other corporate items have been incurred by us and are not reflected in this presentation. As a result, the comparable hotel results do not represent our total revenues, expenses or operating profit and these comparable hotel results should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations includes such amounts, all of which should be considered by investors when evaluating our performance.

Reporting Periods

Operating Results (as reported in our statement of operations). The results we report in our statement of operations are based on results reported to us by our hotel managers. These hotel managers use different reporting periods. Marriott International, Inc., the manager of the majority of our properties, uses a year ending on the Friday closest to December 31 and reports twelve weeks of operations for each of the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for our Marriott branded hotels. In contrast, other managers of our hotels, such as Hyatt, report results on a monthly basis. In addition, Host Marriott, as a REIT, is required by tax laws to report results on the calendar year. As a result, we elected to adopt the reporting periods used by Marriott International, but have

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

modified them so that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott International, but our fourth quarter ends on December 31.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the third quarter of 2003 ended on September 12 and the third quarter of 2002 ended on September 6, though both quarters reflect twelve weeks of operations. In contrast, year-to-date results through the third quarter of 2003 reflect results through September 12, 2003 and include 255 days of operations, while our year-to-date results as of September 6, 2002 reflect 249 days of operations.

In addition, for results reported by hotel managers using a monthly reporting period (approximately one-fourth of our full-service hotels), the month of operation that ends after quarter-end is included in our results of operations in the following fiscal quarter. For example, if our first quarter ends March 15th, operations for the entire month of March for the hotel are reported in our second fiscal quarter. Accordingly, our results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March—May), third quarter (June—August), and fourth quarter (September—December).

Hotel Operating Statistics. We use a measure common in the industry to evaluate the operations of a hotel—room revenue per available room, or RevPAR. RevPAR is defined as the product of the average daily room rate charged and the average daily occupancy achieved. RevPAR does not include food and beverage or other ancillary revenues such as parking, telephone, or other guest services generated by the property. In contrast to the reporting periods for our statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) are always reported based on the reporting cycle used by Marriott International. This facilitates year-to-year comparisons of hotel results, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics may differ slightly from the reporting periods used for our statement of operations for the first and fourth quarters where, as noted above, we are required by the REIT tax laws to report results on the calendar year. For the hotel operating statistics reported here:

•	hotel results for the quarters ended September 12, 2003 and September 6, 2002 reflect results for the twelve week periods from June 21, 2003 to September 12, 2003 and June 15, 2002 to September 6, 2002, respectively, for our Marriott-managed hotels and results for June, July and August for operations of all other hotels which report results on a monthly basis.

•	hotel results for year-to-date September 12, 2003 and year-to-date September 6, 2002 reflect results for the thirty six week periods (or 252 days) from January 4, 2003 to September 12, 2003 and December 29, 2001 to September 6, 2002, respectively, for our Marriott-managed hotels and results for January through August for operations of all other hotels which report results on a monthly basis.

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

	September 12, 2003	December 31, 2002
ASSETS
Property and equipment, net	$6,954	$7,031
Notes and other receivables	54	53
Due from managers	68	82
Investments in affiliates	84	133
Other assets	491	523
Restricted cash	134	133
Cash and cash equivalents	547	361

	$8,332	$8,316

LIABILITIES AND SHAREHOLDERS’ EQUITY
Debt
Senior notes	$3,162	$3,247
Mortgage debt	2,317	2,289
Other	102	102

	5,581	5,638
Accounts payable and accrued expenses	148	118
Minority interest liability (b)	112	—
Other liabilities	184	252

Total liabilities	6,025	6,008

Minority interests of Host Marriott, L.P.	111	131
Interest of minority partners of other consolidated partnerships (b)	2	92
Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary whose sole assets are convertible subordinated debentures due 2026 (“Convertible Preferred Securities”)	475	475
Shareholders’ equity
Cumulative redeemable preferred stock (liquidation preference $354 million), 50 million shares authorized; 14.1 million shares issued and outstanding	339	339
Common stock, par value $.01, 750 million shares authorized; 295.7 million shares and 263.7 million shares issued and outstanding, respectively	3	3
Additional paid-in capital	2,363	2,100
Accumulated other comprehensive income (loss)	7	(2)
Deficit	(993)	(830)

Total shareholders’ equity	1,719	1,610

	$8,332	$8,316

(a)	Our consolidated balance sheet as of September 12, 2003 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in the annual report on Form 10-K for the year ended December 31, 2002.
(b)	See footnote (d) for the statements of operations on page 11 for detail.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date
	September 12, 2003	September 6, 2002	September 12, 2003	September 6, 2002
Revenues
Rooms	$463	$473	$1,436	$1,467
Food and beverage	218	220	746	744
Other	49	64	157	182

Total hotel sales	730	757	2,339	2,393
Rental income (b)	20	20	71	70
Other income	10	—	12	—

Total revenues	760	777	2,422	2,463

Operating Costs and Expenses
Rooms	124	123	360	359
Food and beverage	180	179	565	553
Hotel departmental expenses	224	221	664	635
Management fees	28	29	98	109
Other property-level expenses (b)	71	69	220	201
Depreciation and amortization	86	85	258	251
Corporate and other expenses	15	11	42	40

Total operating costs and expenses	728	717	2,207	2,148

Operating profit	32	60	215	315
Minority interest income (expense)	9	3	11	(8)
Interest income	2	7	7	14
Interest expense	(109)	(107)	(327)	(318)
Net gains on property transactions	1	1	4	3
Equity in losses of affiliates	(4)	(3)	(13)	(6)
Dividends on Convertible Preferred Securities	(7)	(7)	(22)	(22)

Loss before income taxes	(76)	(46)	(125)	(22)
Benefit (provision) for income taxes	11	7	10	(8)

Loss from continuing operations	(65)	(39)	(115)	(30)
Income from discontinued operations (c)	1	1	3	17

Loss before cumulative effect of a change in accounting principle	(64)	(38)	(112)	(13)

Cumulative effect of adoption of SFAS No. 150 (d)	(24)	—	(24)	—

Net loss	(88)	(38)	(136)	(13)

Less: dividends on preferred stock	(9)	(9)	(27)	(27)

Net loss available to common shareholders	$(97)	$(47)	$(163)	$(40)

Basic and diluted loss per common share	$(.35)	$(.18)	$(.61)	$(.15)

(a)	Our consolidated statements of operations have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The unaudited consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our annual report on Form 10-K for the year ended December 31, 2002.

(b)	Rental income and expense are as follows:

	Quarter ended		Year-to-date
	September 12, 2003	September 6, 2002	September 12, 2003	September 6, 2002
Rental income
Full-service	$3	$2	$20	$19
Limited service and office buildings	17	18	51	51

	$20	$20	$71	$70

Rental and other expenses (included in “Other property-level expenses”)
Full-service	$2	$2	$5	$5
Limited service and office buildings	17	17	50	50

	$19	$19	$55	$55

(c)	Reflects the results of operations and gain (loss) on sale, net of related income tax, for four properties disposed of during 2003 and one in 2002.

(d)	The FASB recently issued SFAS No. 150. This statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. Previously, many such instruments had been classified as equity. A freestanding financial instrument is an instrument that is entered into separately and apart from any of the entity’s other financial instruments or equity transactions, or that is entered into in conjunction with some other transaction and is legally detachable and separately exercisable, such as certain put and call options. These provisions are effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. As a result of further discussion by the FASB on October 8, 2003, it was determined that any minority partners’ interest in consolidated partnerships with finite lives specified in the related partnership agreements should be reclassified as a liability and presented at the fair value as of the date of the balance sheet unless the interests are convertible into equity of the parent. The effect of this change is shown on our statements of operations as a cumulative effect of a change in accounting principle. The minority interest liability will be fair valued and the gains and losses from changes in fair value of the liability are recorded in interest expense in the current period (i.e., a change in the fair value of our minority partners’ equity in the partnership).

We did not enter into any financial instruments within the scope of SFAS No. 150 during June 2003. However, as a result of adopting SFAS No. 150 on July 1, 2003 for existing financial instruments entered into on or before May 31, 2003, a cumulative effect of change in accounting principle of $24 million was recorded in the quarter. As of September 12, 2003, total liabilities include $112 million of minority interest liabilities at their fair value.

HOST MARRIOTT CORPORATION

Loss per Common Share (a)

(unaudited, in millions, except per share amounts)

	Quarter ended September 12, 2003			Quarter ended September 6, 2002
	Income(Loss)	Shares	Per Share Amount	Income(Loss)	Shares	Per Share Amount
Net loss	$(88)	275.6	$(.32)	$(38)	263.3	$(.15)
Dividends on preferred stock	(9)	—	(.03)	(9)	—	(.03)

Basic and diluted loss available to common shareholders and basic and diluted loss per common share	$(97)	275.6	$(.35)	$(47)	263.3	$(.18)

	Year-to-date September 12, 2003			Year-to-date September 6, 2002
	Income(Loss)	Shares	Per Share Amount	Income(Loss)	Shares	Per Share Amount
Net loss	$(136)	268.1	$(.51)	$(13)	262.7	$(.05)
Dividends on preferred stock	(27)	—	(.10)	(27)	—	(.10)

Basic and diluted loss available to common shareholders and basic and diluted loss per common share	$(163)	268.1	$(.61)	$(40)	262.7	$(.15)

(a)	Basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding. Diluted loss per common share is computed by dividing net loss available to common shareholders as adjusted for dilutive securities, by the weighted average number of shares of common stock outstanding plus other dilutive shares. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interests to common OP Units and the Convertible Preferred Securities. No effect is shown for securities if they are anti-dilutive.

HOST MARRIOTT CORPORATION

Hotel Operational Data

Comparable Hotels by Region (a)

(unaudited)

	As of September 12, 2003		Quarter ended September 12, 2003			Quarter ended September 6, 2002
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Atlanta	15	6,563	$125.74	67.7%	$85.14	$128.93	66.0%	$85.15	0.0%
DC Metro	12	4,593	141.73	73.7	104.41	137.54	73.3	100.80	3.6
Florida	12	7,303	123.35	65.7	81.04	119.94	64.8	77.70	4.3
International	6	2,552	114.22	67.5	77.11	111.15	76.5	85.02	(9.3)
Mid-Atlantic	9	6,222	163.66	75.4	123.43	175.98	75.4	132.66	(7.0)
Mountain	8	3,313	90.18	64.1	57.79	89.45	64.7	57.87	(0.1)
New England	6	2,277	120.28	66.4	79.89	132.24	76.3	100.92	(20.8)
North Central	15	5,395	122.02	73.6	89.83	120.53	73.8	88.91	1.0
Pacific	22	11,526	137.01	73.8	101.18	141.79	74.1	105.09	(3.7)
South Central	11	6,317	111.52	73.8	82.27	110.67	74.8	82.77	(0.6)

All Regions	116	56,061	129.03	71.0	91.62	130.99	71.7	93.92	(2.5)

	As of September 12, 2003		Year-to-date September 12, 2003			Year-to-date September 6, 2002
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Atlanta	15	6,563	$132.62	66.6%	$88.29	$139.90	68.0%	$95.14	(7.2)%
DC Metro	12	4,593	142.31	71.8	102.21	141.33	71.0	100.39	1.8
Florida	12	7,303	157.20	71.5	112.39	154.74	72.5	112.19	0.2
International	6	2,552	110.19	65.3	71.96	110.20	71.8	79.10	(9.0)
Mid-Atlantic	9	6,222	170.33	73.6	125.32	181.52	76.9	139.51	(10.2)
Mountain	8	3,313	102.98	64.5	66.43	108.65	67.5	73.34	(9.4)
New England	6	2,277	120.79	61.9	74.77	129.19	68.4	88.31	(15.3)
North Central	15	5,395	119.82	67.2	80.55	118.88	68.5	81.41	(1.1)
Pacific	22	11,526	147.21	69.0	101.57	152.21	71.5	108.87	(6.7)
South Central	11	6,317	125.28	76.2	95.41	129.43	78.3	101.33	(5.8)

All Regions	116	56,061	139.02	69.7	96.90	142.71	71.9	102.63	(5.6)

HOST MARRIOTT CORPORATION

Hotel Operations Data

Comparable Ritz-Carlton Hotels (b)

(unaudited)

	As of September 12, 2003		Quarter ended September 12, 2003			Quarter ended September 6, 2002			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Ritz-Carlton	9	3,536	$201.96	66.6%	$134.52	$201.94	63.0%	$127.20	5.8%

	As of September 12, 2003		Year-to-date September 12, 2003			Year-to-date September 6, 2002			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Ritz-Carlton	9	3,536	$229.38	65.9%	$151.24	$231.93	66.2%	$153.63	(1.6)%

(a)	See discussion of Comparable Hotel Results on page 6.
(b)	Includes nine Ritz-Carlton properties owned by us for all periods presented, excluding The Ritz-Carlton, Naples Golf Resort, which was placed in service in January 2002.

HOST MARRIOTT CORPORATION

Hotel Operational Data

All Full-Service Hotels by Region (a)

(unaudited)

	As of September 12, 2003		Quarter ended September 12, 2003			Quarter ended September 6, 2002			Percent Change in RevPAR
	No. of Properties (b)	No. of Rooms (b)	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Atlanta	15	6,563	$125.74	67.7%	$85.14	$128.93	66.0%	$85.15	0.0%
DC Metro	13	5,365	144.07	75.0	108.11	135.58	74.4	100.92	7.1
Florida	13	7,598	122.98	64.8	79.72	118.77	63.5	75.36	5.8
International	6	2,552	114.22	67.5	77.11	111.15	76.5	85.02	(9.3)
Mid-Atlantic	10	6,726	164.24	75.0	123.19	176.37	75.6	133.28	(7.6)
Mountain	8	3,313	90.18	64.1	57.79	89.45	64.7	57.87	(0.1)
New England	7	3,416	135.95	72.3	98.27	145.11	75.3	109.22	(10.0)
North Central	15	5,395	122.02	73.6	89.83	120.53	73.8	88.91	1.0
Pacific	22	11,526	137.01	73.8	101.18	140.58	74.0	104.08	(2.8)
South Central	11	6,317	111.16	73.8	82.08	109.99	74.8	82.26	(0.2)

All Regions	120	58,771	130.54	72.3	92.97	131.58	71.6	94.27	(1.4)

	As of September 12, 2003		Year-to-date September 12, 2003			Year-to-date September 6, 2002			Percent Change in RevPAR
	No. of Properties (b)	No. of Rooms (b)	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Atlanta	15	6,563	$132.62	66.6%	$88.29	$139.90	68.0%	$95.14	(7.2)%
DC Metro	13	5,365	141.49	72.5	102.58	138.74	71.7	99.44	3.2
Florida	13	7,598	158.70	70.9	112.59	155.61	71.6	111.43	1.0
International	6	2,552	110.19	65.3	71.96	110.20	71.8	79.10	(9.0)
Mid-Atlantic	10	6,726	171.69	73.4	125.96	181.10	76.6	138.70	(9.2)
Mountain	8	3,313	102.98	64.5	66.43	108.62	67.5	73.32	(9.4)
New England	7	3,416	139.13	67.7	94.19	136.05	69.1	93.96	0.2
North Central	15	5,395	119.82	67.2	80.55	118.88	68.5	81.41	(1.1)
Pacific	22	11,526	147.06	69.0	101.50	150.89	71.6	108.03	(6.0)
South Central	11	6,317	124.52	76.1	94.78	128.21	77.7	99.68	(4.9)

All Regions	120	58,771	140.23	69.9	98.07	142.76	71.8	102.57	(4.4)

(a)	See discussion of Reporting Periods on page 7.
(b)	The number of properties and the room count reflect all consolidated properties as of September 12, 2003. However, the operating statistics include the results of operations for four hotels sold in 2003 and one sold in 2002 prior to their disposition.

HOST MARRIOTT CORPORATION

Schedule of Comparable Hotel Results (a)

(unaudited, in millions)

	Quarter ended		Year-to-date
	September 12, 2003	September 6, 2002	September 12, 2003	September 6, 2002
Number of hotels	116	116	116	116
Number of rooms	56,061	56,061	56,061	56,061
Percent change in Comparable RevPAR	(2.5)%		(5.6)%
Operating profit margin under GAAP (b)	4.2%	7.7%	8.9%	12.8%
Comparable hotel operating profit margin (c)	16.6%	19.1%	21.5%	24.9%
Comparable hotel sales
Room	$439	$450	$1,360	$1,440
Food and beverage	211	213	713	736
Other	49	53	157	174

Comparable hotel sales (d)	699	716	2,230	2,350

Comparable hotel expenses
Room	119	117	341	350
Food and beverage	172	170	535	540
Other	32	32	95	99
Management fees, ground rent and other costs	260	260	780	777

Comparable hotel expenses (e)	583	579	1,751	1,766

Comparable Hotel Operating Profit	116	137	479	584

Non-comparable hotel results, net (f)	7	7	23	10
Office building and limited service properties, net	—	1	1	1
Business interruption insurance proceeds	—	11	—	11
Other income	10	—	12	—
Depreciation and amortization	(86)	(85)	(258)	(251)
Corporate and other expenses	(15)	(11)	(42)	(40)

Operating Profit	$32	$60	$215	$315

(a)	See discussion of Comparable Hotel Results and Reporting Periods beginning on page 6.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the total revenues per the Consolidated Statements of Operations.
(c)	Comparable hotel operating profit margin is calculated as the comparable hotel operating profit divided by the comparable hotel sales per the schedule above.

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows (in millions):

	Quarter ended		Year-to-date
	September 12, 2003	September 6, 2002	September 12, 2003	September 6, 2002
Revenues per the consolidated statements of operations	$760	$777	$2,422	$2,463
Non-comparable hotel sales	(43)	(41)	(143)	(100)
Hotel sales for the property for which we receive rental income, net	9	9	31	30
Rental income for office buildings and limited service hotels	(17)	(18)	(51)	(51)
Other income	(10)	—	(12)	—
Business interruption insurance proceeds	—	(11)	—	(11)
Adjustment for hotel sales for comparable hotels to reflect thirty-six weeks of operations for Marriott-managed hotels	—	—	(17)	19

Comparable hotel sales	$699	$716	$2,230	$2,350

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Quarter ended		Year-to-date
	September 12, 2003	September 6, 2002	September 12, 2003	September 6, 2002
Operating costs and expenses per the consolidated statements of operations	$728	$717	$2,207	$2,148
Non-comparable hotel expenses	(37)	(35)	(127)	(91)
Hotel expenses for the property for which we receive rental income	10	10	36	35
Rent expense for office buildings and limited service Hotels	(17)	(17)	(50)	(50)
Adjustment for hotel expenses for comparable hotels to reflect thirty-six weeks of operations for Marriott-managed hotels	—	—	(15)	15
Depreciation and amortization	(86)	(85)	(258)	(251)
Corporate and other expenses	(15)	(11)	(42)	(40)

Comparable hotel expenses	$583	$579	$1,751	$1,766

(f)	Non-comparable hotel results, net includes the following items: (i) the results of operations of our non-comparable hotels and (ii) the difference between the comparable hotel operating profit which reflects 252 days of operations year-to-date and the operating results included in the consolidated statements of operations which reflects 255 and 249 days for year-to-date 2003 and 2002, respectively. For further detail see Comparable Hotel Results and Reporting Periods beginning on page 6.

HOST MARRIOTT CORPORATION

Other Financial Data

(unaudited, in millions, except per share)

	September 12, 2003	December 31, 2002
Equity
Common shares outstanding	295.7	263.7
Common shares and minority-held common OP Units outstanding	320.0	291.5
Preferred OP Units outstanding	.02	.02
Class A Preferred stock outstanding	4.1	4.1
Class B Preferred stock outstanding	4.0	4.0
Class C Preferred stock outstanding	6.0	6.0
Class D Preferred stock outstanding	.03	—

Security pricing:
Share price—common (a)	$9.99	$8.85
Share price—Class A Preferred (a)	$25.25	$26.15
Share price—Class B Preferred (a)	$25.10	$25.65
Share price—Class C Preferred (a)	$25.25	$25.70
Share price—Convertible Preferred Securities (a)	$44.19	$36.94

Dividends per share (year-to-date 2003 and full year 2002)
Common (b)	$—	$—
Class A Preferred (c)	$1.88	$2.50
Class B Preferred (c)	$1.88	$2.50
Class C Preferred (c)	$1.88	$2.50
Class D Preferred (c)	$1.25	$—

Debt
Percentage of fixed rate debt	84%	90%
Weighted average interest rate	7.8%	7.9%
Weighted average debt maturity	4.8 years	5.5 years
Credit facility, outstanding balance	$—	$—

Other Financial Data
Construction in progress	$54	$39

(a)	Share prices are the closing price on the balance sheet date, as reported by the NYSE for the common and preferred stock. The shares of Convertible Preferred Securities are not traded on an exchange. Our Convertible Preferred Securities per share price is deemed to be the higher of the buy or sell price as provided by the trading desk for Goldman Sachs in New York, New York on the relevant date.

(b)	We did not declare a common stock dividend in the first three quarters of 2003 or in full year 2002.

(c)	Dividends reflect a quarterly cash dividend of $.625 per share for the Class A, Class B, Class C and Class D preferred stock.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss Available to Common Shareholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended September 12, 2003			Quarter ended September 6, 2002
	Income(Loss)	Shares	Per Share Amount	Income(Loss)	Shares	Per Share Amount
Net loss available to common shareholders	$(97)	275.6	$(.35)	$(47)	263.3	$(.18)
Adjustments:
Cumulative effect of change in accounting principle	24	—	.09	—	—	—
Depreciation and amortization	86	—	.31	87	—	.33
Partnership adjustments	(3)	—	(.01)	2	—	.01
FFO of minority partners of Host LP (a)	(1)	—	—	(4)	—	(.02)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.9	—	—	3.0	—
Assuming conversion of Convertible Preferred Securities	—	—	—	—	—	—

FFO per diluted share (b) (c)	$9	278.5	$.03	$38	266.3	$.14

	Year-to-date September 12, 2003			Year-to-date September 6, 2002
	Income(Loss)	Shares	Per Share Amount	Income(Loss)	Shares	Per Share Amount
Net loss available to common shareholders	$(163)	268.1	$(.61)	$(40)	262.7	$(.15)
Adjustments:
Cumulative effect of change in accounting principle	24	—	.09	—	—	—
Gain from discontinued operations	—	—	—	(13)	—	(.05)
Depreciation and amortization	257	—	.96	254	—	.97
Partnership adjustments	3	—	.01	18	—	.07
FFO of minority partners of Host LP (a)	(12)	—	(.05)	(19)	—	(.08)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.5	—	—	3.2	—

Assuming conversion of Convertible Preferred Securities	—	—	—	22	30.9	(.01)

FFO per diluted share (b) (c)	$109	270.6	$.40	$222	296.8	$.75

(a)	Represents FFO attributable to the minority interest in Host LP.
(b)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units and the Convertible Preferred Securities. No effect is shown for securities if they are anti-dilutive.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss Available to Common Shareholders

to Funds From Operations per Diluted Share

(unaudited, in million, except per share amounts)

(c)	In the third quarter of 2003, the FFO per diluted share includes the following items:

•	the recognition of approximately $9.6 million of other income from the settlement of a claim that we brought against our directors’ and officers’ insurance carriers for reimbursement of defense costs and settlement payments incurred in resolving a series of related actions brought against us and Marriott International that arose from the sale of certain limited partnership units to investors prior to 1993. The settlement amount, net of taxes of approximately $2.4 million, resulted in FFO per diluted share of approximately $.02 for the quarter.

•	in conjunction with the redemption of $71 million of our Series A senior notes, we incurred approximately $2.3 million of expense related to the 2.627% premium paid and the acceleration of related deferred financing fees. This change decreased FFO per diluted share by approximately $.01 for the quarter.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended		Year-to-date
	September 12, 2003	September 6, 2002	September 12, 2003	September 6, 2002
Net loss	$(88)	$(38)	$(136)	$(13)
Interest expense	109	107	327	318
Dividends on Convertible Preferred Securities	7	7	22	22
Depreciation and amortization	86	85	258	251
Income taxes	(11)	(7)	(10)	8
Discontinued operations (a)	1	1	4	3

EBITDA (b)	104	155	465	589
Gains and losses on dispositions and related debt extinguishments	—	(1)	(2)	(16)
Consolidated partnership adjustments:
Minority interest (income) expense	(9)	(3)	(11)	8
Distributions to minority interest partners of Host LP and other minority partners	(1)	(2)	(5)	(9)
Equity investment adjustments:
Equity in losses of affiliates	4	3	13	6
Distributions received from equity investments	—	1	3	3
Cumulative effect of change in accounting principle	24	—	24	—

Adjusted EBITDA (b)	$122	$153	$487	$581

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.
(b)	See discussion of EBITDA and Adjusted EBITDA beginning on page 5.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss Available to Common Shareholders to

Funds From Operations per Diluted Share for Full Year 2003 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2003 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net loss available to common shareholders	$(209)	276.5	$(.75)
Adjustments:
Cumulative effect of change in accounting principle	24	—	.09
Depreciation and amortization	374	—	1.34
Partnership adjustments	(2)	—	—
FFO of minority partners of Host LP (b)	(15)	—	(.05)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.9	(.01)

FFO per diluted share (d)	$172	279.4	$.62

	High-end of Range
	Full Year 2003 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net loss available to common shareholders	$(195)	276.5	$(.71)
Adjustments:
Cumulative effect of change in accounting principle	24	—	.09
Depreciation and amortization	374	—	1.34
Partnership adjustments	(2)	—	—
FFO of minority partners of Host LP (b)	(16)	—	(.05)
Adjustment for dilutive securities: (c)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.9	(.01)

FFO per diluted share (d)	$185	279.4	$.66

See notes on page 23.

HOST MARRIOTT CORPORATION

Notes to Reconciliation of Net Loss Available to Common Shareholders

to Funds From Operations per Diluted Share

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for full year 2003. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic conditions, competition and governmental actions will affect future transactions, results, performance and achievements. Although we believe the expectations reflected in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material.

For purposes of preparing the full-year 2003 forecasts, we have made the following assumptions:

•	RevPAR will be flat to down 2.5% for the fourth quarter and decrease between 4% and 5% for the full-year 2003 for the high and low ends of the forecasted ranges, respectively.

•	Comparable hotel operating profit margins will decrease between 2.5 percentage points and 3.0 percentage points for the full-year 2003 for the high and low end of the forecasted ranges, respectively.

•	$150 million of hotels will be sold during 2003 and the proceeds will be utilized to retire debt, including proceeds from the $97 million in dispositions completed to date.

•	$210 million in renewal and replacement capital expenditures will be incurred during 2003.

•	Fully diluted shares will be 279.4 million for full-year 2003.

(b)	Represents FFO attributable to the minority interests in Host LP during 2003.

(c)	These shares are dilutive for purposes of the FFO per diluted share calculation, yet are anti-dilutive for the purposes of the earnings per share calculation. This is due to the net loss that is forecasted for 2003 compared to net earnings for FFO for the year.

(d)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units and the Convertible Preferred Securities. No effect is shown for securities if they are anti-dilutive.

HOST MARRIOTT CORPORATION

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

for Full Year 2003 Forecasts

(unaudited, in millions)

	Full Year 2003
	Low-end of Range	High-end of Range
Net Loss	$(174)	$(160)
Interest expense	463	463
Dividends on Convertible Preferred Securities	32	32
Depreciation and amortization	374	374
Income taxes	(10)	(10)
Discontinued operations (a)	4	4

EBITDA	689	703
Gains and losses on dispositions and related debt extinguishments	(4)	(4)
Consolidated partnership adjustments:
Minority interest (income) expense	(12)	(11)
Distributions to minority interest partners of Host LP and other minority partners	(6)	(6)
Equity investment adjustments:
Equity in (earnings) losses of affiliates	20	20
Distributions received from equity investments	4	4
Cumulative effect of change in accounting principle	24	24

Adjusted EBITDA	$715	$730

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.